EXHIBIT (J) (I) UNDER FORM N-1A
                                              EXHIBIT 23 UNDER ITEM 601/REG. S-K



CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 79 to the Registration Statement No. 2-91090 on Form N-1A of our reports dated December 20, 2005 relating to the financial statements and financial highlights of Federated Equity Funds (comprised of the following funds:
Federated Capital Appreciation Fund, Federated Mid-Cap Growth Strategies Fund, Federated Large Cap Growth Fund, Federated Technology Fund and Federated Market Opportunity Fund), appearing in the corresponding Annual Reports on Form N-CSR of Federated Equity Funds for the year ended October 31, 2005 and to the references to us under the headings "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firm" in each Statement of Additional Information, which are part of such Registration Statement.



                                                           Deloitte & Touche LLP

Boston, Massachusetts
December 26, 2006